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EXHIBIT 10.1

FORM OF SEVERANCE AGREEMENT

1.    Recitals

      (a) This Severance Agreement ("Agreement") is between The Town and Country Trust (the "Company") and ____________ (the "Executive") and is effective as of January ___, 2005.

      (b) The address of the Company is 300 East Lombard Street, Baltimore, Maryland 21202. The address of the Executive is_______________________________.

      (c) The Executive is currently employed by the Company in the capacity of ___________________ and the Executive is one of the key executives of the Company.

      (d) In consideration of the mutual promises contained herein and other good and valuable consideration, the Executive and the Company have entered into this Agreement.

2.    Term of Agreement

      The Term of this Agreement shall commence on the date hereof and continue until December 31, 2007; provided, however, that commencing on January 1, 2006 and each January 1st thereafter, the above-referenced date and the Term of this Agreement shall automatically be extended for one additional year unless at least thirty days prior to such January 1st date, the Company or the Executive shall have given notice that it or he does not wish to extend this Agreement; and further provided, however, that if a Change in Control (as defined in Section 3 hereof) shall have occurred during the Term of this Agreement, the Term of this Agreement shall expire no earlier than twenty-four (24) months following the month in which such Change in Control occurred. The phrase "Term of this Agreement" shall refer to the period commencing on the date hereof and ending on December 31, 2007 (or any extension thereof pursuant to the preceding sentence).

      Nothing contained in this Agreement shall prevent the Company at any time from terminating the Executive's right and obligation to perform services for the Company or prevent the Company from removing the Executive from any position which the Executive holds in the Company, subject to the obligation of the Company to make payments and provide benefits if and to the extent required under this Agreement, which payments and benefits shall be full and complete liquidated damages, insofar as the obligations of the Company pursuant to this Agreement are concerned, for any such action taken by the Company. The Executive specifically acknowledges that, except for this Agreement, his employment by the Company is employment-at-will, subject to termination by the Executive, or by the Company, at any time with or without cause. The Executive acknowledges that such employment-at-will status cannot be modified except in a specific writing which has been authorized or ratified by the Board of Directors of the Company (the "Board").

3.    Change in Control

      (a) No benefit shall be payable under this Agreement unless a Change in Control of the Company shall be deemed to have occurred. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

            (i) any Person (as defined in Section 3(b) hereof) is or becomes the beneficial owner (as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) ("Beneficial Owner"), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates (as set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act) ("Affiliates")) representing 25% or more of the

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                  combined voting power of the Company's then outstanding
                  securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (B) of paragraph (iii) below; or

            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, or (B) a merger or consolidation which results in (1) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) the individuals who comprise the Board immediately prior to the merger or --- consolidation constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

            (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity where
                  (A) at least 55% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale and (B) immediately following such sale the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof; or

            (v) a transaction is consummated following which the Company ceases to be the Beneficial Owner, directly or indirectly, of the majority of the partnership interests in the TC Operating Limited Partnership (the "OP").

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control for purposes of this Agreement if, in connection with the Transaction, the Executive participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Executive shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Executive of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking

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into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or all other holders of interests in the OP.

      (b) Person shall have the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, (v) Harvey Schulweis, individually, or his estate, heirs or personal representatives or any trust created for the benefit of his wife or children, or any corporation or other entity which such persons control, or (vi) the estate of Alfred Lerner, his heirs or personal representatives or any trust created for the benefit of his wife or children, or any corporation or other entity which such persons control.

      (c) For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive for Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person with whom, at the time of termination of the Executive's employment, the Company was actively engaged in negotiations or other activities for the purpose of effecting a Change in Control, or (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person.

4.    Notice of Termination; Date of Termination

      (a) Any termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. Furthermore, either the Executive or the Company may give a Notice of Termination to the other party for the purpose of terminating this Agreement, as such, without terminating the Executive's employment with the Company, which Notice of Termination shall have the effect of terminating this Agreement at the expiration of the Term of this Agreement as in effect on the date of giving such Notice of Termination.

      (b) "Date of Termination" shall mean:

            (i) If the Agreement is terminated for Disability (as defined in Section 8 hereof), thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

            (ii) If the Executive's employment terminates due to death, the date of death,

            (iii) The expiration or termination of the Term of this Agreement,
                  and

            (iv) If the Executive's employment is terminated for any other reason, the date set forth in the applicable Notice of Termination which shall not be less than 30 days after the date Notice of Termination is given.

5.    Compensation After Change in Control

      Immediately after any Change in Control of the Company shall be deemed to have occurred, the Executive shall be entitled to receive for the remainder of the Term of this Agreement (as extended from time to time) an annual base salary (the "Base Salary"), payable in installments in accordance with the current practice of the

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Company, at an annual rate at least equal to the aggregate annual base salary payable to the Executive as of the date hereof. The Base Salary may be increased (but may not be decreased) at any time and from time to time by action of the Board, any committee thereof, or any individual having authority to take such action, in accordance with the Company's regular practices, and, if so increased, such increased Base Salary shall thereafter be the Base Salary for the purposes of this Agreement. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder.

6.    Benefit Plans

      After a Change in Control of the Company shall be deemed to have occurred,

      (a) The Company agrees to continue in effect the benefit plans (including, without limitation, any life, health, dental, short term and long term disability insurance coverages, or retirement plans) in which the Executive was participating or, with continued service or retirement would be eligible for participation as of immediately prior to the Change in Control (collectively referred to as the "Benefit Plans"); or to maintain plans providing substantially similar benefits; and

      (b) The Company agrees not to take any action that would adversely affect the Executive's participation in, or materially reduce the benefits under, any of the Benefit Plans or deprive the Executive of any material fringe benefit enjoyed by him as of immediately prior to the Change in Control.

7.    Termination for Cause

      (a) The Company may terminate the Executive's employment for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty by the Executive constituting a felony or an act or acts resulting or intended to result directly or indirectly in substantial gain or personal enrichment to the Executive at the expense of the Company; or (ii) upon the willful and continued failure by the Executive substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company. The Executive's employment shall in no event be considered to have been terminated by the Company for Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (iii) any act or omission believed in good faith to have been in or not opposed to the interest of the Company, or (iv) any act or omission in respect of which a determination is made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-Laws of the Company or the laws of the State of Maryland, in each case as in effect at the time of such act or omission. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (i) or (ii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

      (b) If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

8.    Disability

      For purposes of this Agreement, the Executive shall be considered to be suffering from a "Disability" only if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of one year and a physician selected by him is of the opinion that (i) he is suffering from "Total Disability" as defined in the Company's long term disability plan, or any successor plan or

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program and (ii) he will qualify for social security disability payment and
(iii) within thirty (30) days after written Notice of Termination is given, he shall not have returned to the full-time performance of his duties.

9.    Compensation Upon Certain Terminations

      (a) The Company shall pay to the Executive in a lump sum on the fifth business day following the later of the Date of Termination and the expiration of the revocation period referenced in Section 9(f) hereof, the following amounts if during the Term of this Agreement (A) the Company shall terminate the Executive's employment within the two-year period subsequent to a Change in Control other than for Cause or due to death or Disability; (B) the Executive shall terminate his employment for Good Reason (as defined in Section 9(g) hereof) within the two-year period subsequent to a Change in Control; or (C) the Executive voluntarily terminates his employment for any reason during the one-month period commencing on the one-year anniversary of the Change in Control (each, a "Qualifying Termination"):

            (i) The Executive's Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

            (ii) A pro rata portion to the Date of Termination of the aggregate value of each annual cash bonus opportunity of the Executive for the then uncompleted fiscal year pursuant to any annual bonus or incentive program maintained by the Company, calculated as to each such bonus by multiplying the corresponding bonus that the Executive earned in the completed fiscal year immediately prior to the year in which the Date of Termination occurs, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such bonus period through the Date of Termination by twelve (12).

            (iii) In lieu of any further salary payments for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, an amount equal to the sum of (A) _____ times the Executive's current Base Salary at the time of such Date of Termination, (B) _____ times the greater of (y) the annual cash bonus earned by the Executive with respect to the most recently completed fiscal year of the Company pursuant to any annual bonus or incentive program maintained by the Company or (z) the average of the annual cash bonuses earned by the Executive with respect to the three completed fiscal years of the Company immediately preceding the Date of Termination pursuant to any annual bonus or incentive program maintained by the Company; and (C) the value of the stock and equity-based compensation awards granted to the Executive with respect to the most recent fiscal year of the Company immediately preceding the Date of Termination (with respect to stock options and similar awards, the value shall be determined in accordance with the methodology set forth in the Company's financial statements, or failing that, in accordance with a Black-Scholes methodology and with respect to restricted stock awards and similar awards, the value shall be determined based on the fair market value of the underlying stock (whether or not actually issued) on the date of grant of the award without regard to any restrictions); and

            (iv) All reasonable legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided by this Agreement, or in interpreting this Agreement). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

      (b) Upon a Qualifying Termination, all unvested stock options, stock appreciation rights, restricted stock awards and all other outstanding equity awards granted to the Executive shall immediately vest in full and, in the case of options, stock appreciation rights or other similar awards with a maximum period of exercise, be exercisable

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for a period of three years following such termination, provided that in no event shall such post-termination exercise right extend after the latest date on which such option, stock appreciation right or similar award would have expired pursuant to its original terms.

      (c) Upon a Qualifying Termination, the Company shall maintain in full force and effect, for the Executive's continued benefit for the ______________ after the Date of Termination, all life insurance and health insurance plans, programs or arrangements in which he was entitled to participate immediately prior to the Date of Termination, provided that continued participation is possible under the general terms and provisions of such plans and programs. In the event that participation in any such plan or program is barred, the Company shall arrange to provide him with benefits substantially similar to those that he is entitled to receive under such plans and programs. Benefits otherwise receivable by the Executive pursuant to this Section 9(c) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the __________ period after the Date of Termination (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive).

      (d) Upon a Qualifying Termination, and subject to Section 9(e) below, the Company shall satisfy remaining lease payments, if any, on the automobile provided by the Company to the Executive for business purposes and shall transfer to the Executive (for no additional consideration) the title to such automobile immediately prior to the Date of Termination.

      (e) Upon a Qualifying Termination, the Company shall allow the Executive, at Company expense, to continue to utilize the services of an accountant or attorney of his choice for assistance in enforcing this Agreement and preparation of his tax returns related to the year in which the termination of employment occurred; provided, however, that the maximum aggregate value of benefits provided pursuant to Sections 9(d) and 9(e) shall be $25,000.

      (f) All compensation and benefits payable to Executive pursuant to this
Section 9 (except pursuant to Section 9(a)(i)) are conditioned on receipt by the Company of a release of claims by Executive in the form attached hereto as Exhibit A and the expiration of the revocation period in such release.

      (g) For purposes of this Agreement, "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent which specifically references this Agreement) within two years after any Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

            (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive officer of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control (including any such alteration primarily attributable to the fact that the Company may no longer be a public company including, without limitation, if the Executive was, immediately prior to the Change in Control, an executive officer of a public company, the Executive ceasing to be an executive officer of a public company);

            (ii) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time;

            (iii) the relocation of the Executive's principal place of employment to a location outside of the ____________________ metropolitan area or the Company requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

            (iv) the failure by the Company to pay to the Executive any portion of the Executive's current compensation;

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            (v)   the failure by the Company to continue in effect any
                  compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's Amended and Restated 1993 Long Term Incentive Plan and 1997 Long Term Incentive Plan or any substitute or successor plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

            (vi) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

            (vii) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 4 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness.

10.   No Mitigation

      The Company agrees that, if the Executive's employment with the Company is terminated under this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 9 hereof or Section 17 hereof. Further, except as specifically provided in Section 9(c) hereof, no payment or benefit provided for in this Agreement shall be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

11.   Successors, Binding Agreement

      The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as would apply in the event of a Qualifying Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, except for the purposes of determining whether a Change in Control has occurred, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee, or other designee or, if there be no such

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designee, to his estate.

12.   Notice

      Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by Federal Express (or a similar package courier service), postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

13.   Miscellaneous

      No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland.

14.   Validity

      The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.   Counterparts

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16.   Arbitration

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association then in effect; provided that all arbitration expenses shall be borne by the Company. Notwithstanding the pendency of any dispute or controversy concerning termination or the effects thereof, the Company will continue to pay the Executive his full compensation in effect immediately before any Notice of Termination giving rise to the dispute was given and continue him as a participant in all compensation, benefit and insurance plans in which he was then participating, until the dispute is finally resolved if such dispute is brought in good faith and the Executive pursues the resolution of such dispute with reasonable diligence. Amounts paid under this paragraph are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

17.   Additional Payments

      (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined (as hereafter provided) that any payment or distribution to or for the Executive's benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement (including without limitation any restricted stock or stock option agreement), or similar right (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (or any successor provision thereto) (the "Code"), or any interest or penalties with

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respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

      (b) In the event that, after giving effect to any redeterminations described in subsection (c) of this Section 17, the aggregate Payments do not equal or exceed 120% of the Safe Harbor Amount (as defined below), then no Gross-Up Payment shall be payable to the Executive and the aggregate amount of Payments payable to the Executive shall be reduced to the Safe Harbor Amount. "Safe Harbor Amount" means the greatest pre-tax amount of Payments that could be paid to the Executive without causing the Executive to become liable for any Excise Tax in connection therewith.

      (c) Subject to the provisions of Section 17(f), all determinations required to be made under this Section 17, including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment, shall be made by a nationally-recognized legal or accounting firm (the "Firm") mutually acceptable to the Executive and the Company. The Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as practicable. If the Firm determines that any Excise Tax is payable by the Executive and that a Gross-Up Payment is required, the Company shall pay the Executive the required Gross-Up Payment within ten business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon the Executive and the Company. As a result of the uncertainty in the application of Section 4999 of Code at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"). In the event that the Company exhausts its remedies pursuant to Section 17(f) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to the Executive, or for the Executive's benefit, within ten business days after receipt of such determination and calculations.

      (d) The Executive and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Sections 17(c) hereof.

      (e) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 17(c) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within ten business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive's payment thereof.

      (f) The Executive agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim. The Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive agrees not to pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and (b) the date that any payment with respect to such claim is due. If the Company notifies the Executive in writing at least five business days prior to the expiration of such period that it desires to contest such claim, the Executive agrees to:

            (i) provide the Company with any written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

            (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

            (iv) permit the Company to participate in any proceedings relating to such claim;

      provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 17(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 17(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

      (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 17(f) hereof, the Executive receives any refund with respect to such claim, the Executive agrees (subject to the Company's complying with the requirements of Section 17(f) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto. If, after the Executive's receipt of an amount advanced by the Company pursuant to Section 17(g) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this
Section 17.

18.   Withholding of Taxes

      The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

19.   Legal Fees and Expenses

      It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action pursued in good faith, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided; to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the good faith initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. The Company shall pay or cause to be paid and shall be solely responsible for any and all reasonable attorneys' and related fees and expenses incurred by the Executive under this Section 19.

                                           THE TOWN AND COUNTRY TRUST

                                           By: _________________________________
                                               Name:
                                               Title:

                                           _____________________________________
                                           [EXECUTIVE]